===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 July 9, 1999
      -------------------------------------------------------------------
       Date of Report (date of earliest event reported): April 30, 1999



                             INFERENCE CORPORATION
------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


Delaware                               000-26334                953436352
------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)


                               100 Rowland Drive
                           Novato, California  94945
     --------------------------------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (415) 893-7200



                                Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


===============================================================================

          Explanatory Note
          ----------------

     The undersigned registrant hereby amends the following items of its Current Report, dated May 17, 1999 on Form 8-K as set forth herein:

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     On April 30, 1999, Inference Corporation, a Delaware corporation (the "Company"), acquired all of the outstanding capital stock of Verix Software, a California corporation ("Verix") (a development stage enterprise), a developer of Web direct sales applications for e-commerce companies, from its shareholders in exchange for the issuance by the Company of 197,085 shares of Common Stock. The purchase price was paid to the shareholders of Verix in proportion to their holdings of the capital stock of Verix. The acquisition was completed by means of a merger of the Company's wholly-owned subsidiary, Inference Acquisition Corporation, a Delaware corporation, with and into Verix, with Verix remaining as the surviving corporation.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

          (a)  Financial Statements of Business Acquired.
               -----------------------------------------

          The following financial statements for Verix are attached hereto:

          Audited:
          -   Report of Ernst & Young LLP, Independent Auditors
          -   Balance Sheet as of June 30, 1998
          - Statement of Operations for the period from inception (July 10,1997) through June 30, 1998
          - Statement of Shareholders' Deficit for the period from inception (July 10, 1997) through June 30, 1998
          - Statement of Cash Flows for the period from inception (July 10, 1997) through June 30, 1998
          - Notes to the Financial Statements for the period from inception (July 10, 1997) through June 30, 1998

          Unaudited:
          -   Balance Sheet as of March 31, 1999
          - Statements of Operations for the periods from inception (July 10,1997) through March 31, 1998 and 1999 and the nine months ended March 31, 1999
          -   Statement of Shareholders' Deficit for the nine months ended
              March 31, 1999
          - Statements of Cash Flows for the periods from inception (July 10, 1997) through March 31, 1998 and 1999 and the nine months ended March 31, 1999
          - Notes to the Financial Statements for the nine months ended March 31, 1999

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Verix Software

     We have audited the accompanying balance sheet of Verix Software (a development stage enterprise) as of June 30, 1998, and the related statements of operations, cash flows and shareholders' deficit for the period from inception (July 10, 1997) through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Verix Software at June 30, 1998, and the results of its operations and its cash flows for the period from inception (July 10, 1997) through June 30, 1998, in conformity with generally accepted accounting principles.



                                                          /s/  Ernst & Young LLP


Sacramento, California
June 3, 1999

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                                BALANCE SHEETS

                                                                           June 30,               March 31,
                                                                             1998                   1999
                                                                    -------------------     ------------------

                                                                                                 (Unaudited)
ASSETS

Current assets:

 Cash...........................................................    $           3,998       $         15,057
 Accounts receivable............................................                   --                  5,425
 Other current assets...........................................                2,264                  1,963
                                                                    -------------------     ------------------
         Total current assets...................................                6,262                 22,445

Property and equipment, net.....................................               36,471                 26,204
Other assets, net...............................................                4,140                  1,255
                                                                    -------------------     ------------------
                                                                    $          46,873       $         49,904
                                                                    ===================     ==================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
 Accounts payable...............................................    $           8,495                  8,666
 Borrowings under bank line of credit...........................               25,000                     --
 Note payable...................................................                   --                 50,000
 Payable to majority shareholder................................                6,990                 40,176
 Accrued salaries and related items.............................               22,286                 18,803
 Other accrued liabilities......................................                3,850                 11,702
                                                                    -------------------     ------------------
         Total current liabilities..............................               66,621                129,347

Commitments (Note 4)

Shareholders' deficit:
 Preferred stock, no par value;
   Authorized shares - 5,000,000 at June 30, 1998 and
   March 31, 1999 (unaudited);
     Issued and outstanding shares - none.......................                   --                     --
 Common stock, no par value;
   Authorized shares - 20,000,000 at June 30, 1998 and
   March 31, 1999 (unaudited);
     Issued and outstanding shares - 5,450,000 and 6,410,000
     at June 30, 1998 and March 31, 1999 (unaudited),
     respectively...............................................            1,145,860              1,395,360
 Deferred stock compensation....................................             (417,761)              (265,286)
 Deficit accumulated during the development stage...............             (747,847)            (1,209,517)
                                                                    -------------------     ------------------
         Total shareholders' deficit............................              (19,748)               (79,443)
                                                                    -------------------     ------------------
                                                                    $          46,873       $         49,904
                                                                    ===================     ==================

                            See accompanying notes.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                           STATEMENTS OF OPERATIONS

                                                                                        Unaudited
                                                          ------------------------------------------------------------------
                                        Period From            Period From                                    Period From
                                         Inception              Inception                                      Inception
                                      (July 10, 1997)        (July 10, 1997)          Nine Months           (July 10, 1997)
                                          Through                Through                 Ended                  Through
                                       June 30, 1998         March 31, 1998          March 31, 1999          March 31, 1999
                                   ------------------     ------------------     -------------------     -------------------
Product revenue................    $               --     $               --     $             5,000     $             5,000

Operating costs and expenses:
 Product development...........               324,762                246,045                 256,322                 581,084
 Sales and marketing...........                93,913                 74,733                  28,258                 122,171
 General and administrative....                30,551                 23,737                  17,181                  47,732
 Stock compensation............               297,099                236,407                 161,975                 459,074
                                   ------------------     ------------------     -------------------     -------------------
   Total operating costs
     and expenses..............               746,325                580,922                 463,736               1,210,061
                                   ------------------     ------------------     -------------------     -------------------
Loss from operations...........              (746,325)              (580,922)               (458,736)             (1,205,061)

Interest and other expense.....                 1,522                  1,080                   2,934                   4,456
                                   ------------------     ------------------     -------------------     -------------------
Net loss.......................    $         (747,847)    $         (582,002)    $          (461,670)    $        (1,209,517)
                                   ==================     ==================     ===================     ===================

                            See accompanying notes.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                                                              Deficit
                                                                                            Accumulated
                                              Common Stock                 Deferred         During The           Total
                                 -----------------------------------
                                        Shares                              Stock           Development      Shareholders'
                                     Outstanding          Amount         Compensation          Stage            Deficit
                                 ------------------------------------------------------------------------------------------
Sale of common stock to founders
 at $.00025 per share at inception
 (July 10, 1997).................        4,000,000        $  800,000         $(719,100)       $        --         $  80,900
Sale of common stock at $0.20
 per share:
   July 29, 1997.................          500,000           100,000                --                 --           100,000
   September 25, 1997............          250,000            50,000                --                 --            50,000
   October 31, 1997..............          250,000            50,000                --                 --            50,000
   December 11, 1997.............          250,000            50,000                --                 --            50,000
   January 16, 1998..............          200,000            40,000                --                 --            40,000
   February 13, 1998.............          200,000            40,000                --                 --            40,000
   March 13, 1998................          200,000            40,000                --                 --            40,000
Sale of common stock at $0.25
 per share:
   April 29, 1998                          120,000            30,000                --                 --            30,000
   May 29, 1998                            120,000            30,000                --                 --            30,000
Reacquisition of previously
 purchased common stock (Note 6).         (640,000)         (127,840)          104,869                 --           (22,971)
Stock compensation expense
 related to issuance of common
  stock warrants.................               --            19,700                --                 --            19,700
Deferred stock compensation
 related to issuance of common
 stock warrants..................               --            24,000           (24,000)                --                --
Amortization of deferred stock
 compensation....................               --                --           220,470                 --           220,470
Net loss.........................               --                --                --           (747,847)         (747,847)
                                         ---------        ----------   ---------------   ----------------         ---------
Balance at June 30, 1998.........        5,450,000         1,145,860          (417,761)          (747,847)          (19,748)
Sale of common stock at $0.25 per
 share (unaudited):
   July 6, 1998..................          120,000            30,000                --                 --            30,000
   July 29, 1998.................          120,000            30,000                --                 --            30,000
   September 1, 1998.............          120,000            30,000                --                 --            30,000
   September 30, 1998............          120,000            30,000                --                 --            30,000
   October 30, 1998..............          120,000            30,000                --                 --            30,000
   December 1, 1998..............          120,000            30,000                --                 --            30,000
   January 11, 1999..............          120,000            30,000                --                 --            30,000
   February 9, 1999..............          120,000            30,000                --                 --            30,000
Stock compensation expense
 related to issuance of common stock
 warrants (unaudited)............               --             1,500                --                 --             1,500
Deferred stock compensation
 related to issuance of common stock
 warrants (unaudited)............               --             8,000            (8,000)                --                --
Amortization of deferred stock
 compensation (unaudited)........               --                --           160,475                 --           160,475
Net loss (unaudited).............               --                --                --           (461,670)         (461,670)
                                         ---------        ----------   ---------------   ----------------         ---------
Balance at March 31, 1999                6,410,000        $1,395,360         $(265,286)       $(1,209,517)        $ (79,443)
 (unaudited).....................        =========        ==========   ===============   ================         =========


                            See accompanying notes.

                                VERIX SOFTWARE
                        (A DEVLOPMENT STAGE ENTERPRISE)
                           STATEMENTS OF CASH FLOWS


                                                                                              Unaudited
                                                              ----------------------------------------------------------------------
                                           Period From              Period From                                       Period From
                                            Inception                Inception                                         Inception
                                         (July 10, 1997)          (July 10, 1997)            Nine Months            (July 10, 1997)
                                             Through                  Through                   Ended                   Through
                                          June 30, 1998           March 31, 1998           March 31, 1999           March 31, 1999
                                     --------------------     --------------------     --------------------     --------------------
Cash flows from operating activities:
 Net loss..............................         $(747,847)               $(582,002)               $(461,670)            $(1,209,517)
 Adjustments to reconcile net loss
  to net cash used in operating
   activities:
     Depreciation and amortization.....            10,761                    6,635                   12,455                  23,216
     Stock compensation................           297,099                  236,407                  161,975                 459,074
     Changes in assets and
      liabilities:
       Accounts receivable.............                --                       --                   (5,425)                 (5,425)
       Other assets....................            (7,034)                  (6,564)                   2,556                  (4,478)
       Accounts payable................             8,495                   12,755                      171                   8,666
       Payables to majority
        shareholder....................             6,990                       --                    8,186                  15,176
       Accrued salaries and related
        items..........................            22,286                   23,410                   (3,483)                 18,803
       Other accrued liabilities.......             3,850                       --                    7,852                  11,702
                                                ---------                ---------                ---------             -----------
Net cash used in operating activities..          (405,400)                (309,359)                (277,383)               (682,783)
                                                ---------                ---------                ---------             -----------

Cash flows from investing activities:
 Purchases of property and equipment...           (46,602)                 (45,652)                  (1,558)                (48,160)
                                                ---------                ---------                ---------             -----------
Net cash used in investing activities..           (46,602)                 (45,652)                  (1,558)                (48,160)
                                                ---------                ---------                ---------             -----------

Cash flows from financing activities:
 Borrowings (repayments) under bank
   line of credit......................            25,000                   25,000                  (25,000)                     --
 Proceeds from issuance of note
  payable..............................                --                       --                   50,000                  50,000
 Advances from majority shareholder....                --                       --                   25,000                  25,000
 Net proceeds from issuance of common
   stock...............................           431,000                  371,000                  240,000                 671,000
                                                ---------                ---------                ---------             -----------
Net cash provided by financing
 activities............................           456,000                  396,000                  290,000                 746,000
                                                ---------                ---------                ---------             -----------

Net increase in cash...................             3,998                   40,989                   11,059                  15,057
Cash at beginning of period............                --                       --                    3,998                      --
                                                ---------                ---------                ---------             -----------
Cash at end of period..................         $   3,998                $  40,989                $  15,057             $    15,057
                                                =========                =========                =========             ===========


Supplemental disclosure of cash flow
 information:
   Interest paid during the period.....         $     576                $      --                $   1,873             $     2,449
   Income taxes paid during the
    period.............................                --                       --                      800                     800

                            See accompanying notes.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)


1.  Organization and Significant Accounting Policies

 Organization

    Verix Software ("the Company") develops and markets Web direct sales applications for e-commerce companies. The Company was incorporated in California on July 10, 1997 and commenced operations on that date.

    The Company has been engaged primarily in product development and has incurred significant losses from operations from its inception (July 10, 1997) through March 31, 1999, and is considered a development stage company at March 31, 1999. The Company will need additional funds to continue its development stage activities. As described in Note 9, the Company was acquired by Inference Corporation ("Inference") on April 30, 1999.

 Interim Financial Information

    The interim financial information included herein have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position of the Company as of March 31, 1999 and for the nine months then ended, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

 Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Property and Equipment

    Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets of three years.

    Property and equipment at June 30, 1998 and March 31, 1999 consisted of the following:

                                                                    June 30,             March 31,
                                                                      1998                  1999
                                                              -----------------     -----------------

                                                                                        (Unaudited)
     Computer equipment...................................             $ 37,090              $ 38,648
     Computer software....................................                9,512                 9,512
                                                                       --------              --------
       Total..............................................               46,602                48,160
     Accumulated depreciation.............................              (10,131)              (21,956)
                                                                       --------              --------
       Property and equipment, net........................             $ 36,471              $ 26,204
                                                                       ========              ========

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)

1.  Organization and Significant Accounting Policies (Continued)

 Income Taxes

    Income taxes are accounted for using the liability method in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' (Note 5). Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

 Accounting for Stock-Based Compensation

    The Company accounts for stock-based awards to employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("APB 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB 25, the Company generally recognizes no compensation expense with respect to such awards. Disclosures required by FAS 123 are included in Note 7.

2.  Line of Credit

    In March 1998, the Company entered into a $100,000 line of credit agreement with a bank. The amount borrowed under the credit facility was due on demand and bore interest at the bank's prime rate plus 1.5% (10% at June 30, 1998). The total amount borrowed of $25,000 at June 30, 1998 was personally guaranteed by the Company's majority shareholder. The line of credit was subject to certain restrictions and financial covenants, with which the Company was not in compliance as of June 30, 1998. The credit agreement expired and outstanding borrowings were paid in full in March 1999.

3.  Note Payable

    In March 1999, the Company was advanced funds of $50,000 from Inference Corporation ("Inference") in exchange for an unsecured note payable, which bears interest at 5%. The note matures on June 1, 1999 and, at the option of Inference, may be converted into either (i) a number of shares of the Company's preferred stock as determined by dividing the unpaid principal and interest outstanding under the note by $0.25 or (ii) non-refundable prepaid royalty payments in accordance with any reseller agreement between the Company and Inference. This note was canceled by Inference in connection with the sale of the company (Note 9).

4.  Commitments

    The Company leases its facilities under an operating lease. Total rental expense under the operating lease was $16,000 and $11,200 during the periods from inception (July 10, 1997) through June 30, 1998 and March 31, 1998, respectively, and $14,400 for the nine months ended March 31, 1999. As of March 31, 1999 the Company had future minimum obligations totaling $8,000 under the operating lease.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)


5.  Income Taxes

    As of June 30, 1998 and March 31, 1999, the Company had aggregate deferred tax assets of approximately $180,500 and $300,500, respectively. Based upon the Company's historical operating losses and the uncertainties regarding future results of operations, the Company has provided a full valuation allowance against its deferred tax assets as of June 30, 1998 and March 31, 1999, as there can be no assurance that any of the deferred tax assets would ultimately be realized. The deferred tax assets result primarily from net operating loss carry forwards. The valuation allowance increased by $180,500 and $120,000 during the period from inception (July 10, 1997) through June 30, 1998 and the nine months ended March 31, 1999, respectively.

    The Company has available approximately $450,000 and $750,000 of federal and state net operating loss carry forwards ("NOL's") as of June 30, 1998 and March 31, 1999, respectively. The federal NOL's expire between the years 2013 and 2019 and the state NOL's expire in the year 2006. Future utilization of the Company's NOL's may be subject to annual limitations due to the ownership change provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

6.  Capital Structure

 Preferred Stock and Common Stock

    The Company is authorized to issue 5,000,000 shares and 20,000,000 shares of preferred stock and common stock, respectively. The holders of each class of stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the board of directors is authorized to divide the preferred stock into one or more series and determine and alter the rights, preferences, privileges and restrictions thereof.

 Common Stock Warrants

    During the period from the Company's inception (July 10, 1997) through July 1998, the Company issued warrants to consultants, a director, and its lessor as detailed below:

    In September 1997, the Company issued warrants to its lessor to purchase 157,500 shares of the Company's common stock at $.40 per share, vesting immediately.

    In December 1997, the Company issued warrants to a consultant to purchase 5,000 shares of the Company's common stock at $.20 per share, vesting immediately.

    In April 1998, the Company issued warrants to a consultant to purchase 120,000 shares of the Company's common stock at $.25 per share, vesting in two equal installments April 15, 1998 and July 15, 1998.

    In July 1998, the Company issued stock warrants to two consultants to purchase 40,000 and 7,500 shares of the Company's common stock at $.25 per share. The warrants to purchase 40,000 shares of the Company's common stock vest in ten equal quarterly installments through January 2001 and the warrant to purchase 7,500 shares of the Company's common stock vested immediately.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)


6.  Capital Structure (Continued)

    Warrants issued to consultants and the Company's lessor were valued on their date of issuance using the Black-Scholes pricing model with an assumed stock price volatility of .85, risk-free interest rate of six percent, estimated fair value of the common stock ranging from $.20 to $.25 and contractual lives ranging from five to seven years. For warrants vesting immediately, the value assigned to these warrants was recorded as stock compensation expense in the period in which the warrant was issued. The value of warrants vesting over a period of time was recorded as deferred compensation and amortized to stock compensation expense based on the remeasured value at each reporting date during the vesting period.

    Warrants issued to a director in November 1997 to purchase 60,000 shares of the Company's common stock were accounted for in accordance with APB 25 (Note
1). As the exercise price, $.20 per share, was equal to the fair value of the stock as determined by the Board of Directors at the date of issuance, no compensation expense was recorded related to these warrants.

    At June 30, 1998 and March 31, 1999, the Company had warrants outstanding to purchase 342,500 and 390,000 shares of common stock, respectively. The Company recorded stock compensation expense related to the issuance of warrants to consultants and its lessor of $31,700 and $15,900 for the period from inception (July 10, 1997) through June 30, 1998 and the nine months ended March 31, 1999, respectively.

 Founders Stock

    In connection with the Company's organization and initial capitalization in July 1997, the Company sold 4,000,000 shares of common stock for $.00025 per share to the Company's founders. As a result, the Company recorded deferred stock compensation of $719,100 and stock compensation expense of $79,900, representing the difference between the amount paid for the shares and the estimated fair value of the shares of $.20 per share as determined by the Company's Board of Directors. The deferred stock compensation balance of $719,100 is being amortized ratably over a term of three years to stock compensation in the accompanying statements of operations, coinciding with the vesting period in the Subscription Agreement executed between the Company and its founders, with the exception of the Company's majority shareholder, for whom stock compensation expense was recognized immediately.

    Each of the Company's founders, with the exception of the majority shareholder, was required to enter into a Subscription Agreement ("the Agreement") upon his initial purchase of shares of the Company's common stock. Under the Agreement, the shares purchased by the aforementioned shareholders are held in escrow and will be issued to each of the shareholders over a three year period ending July 2000 as they become vested in accordance with the vesting schedule set forth in the Agreement. In addition, the agreement provides that if a shareholder's employment with the Company terminates for any reason, the Company has the right to repurchase the shareholder's unvested shares at a price of $0.01 per share.

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)

6.  Capital Structure (Continued)

 Reacquisition of Previously Purchased Common Stock

    In March 1998, a principal shareholder voluntarily resigned from the Company. In accordance with the Subscription Agreement signed by the shareholder, the Company was entitled to repurchase all of the shares previously purchased by the shareholder at $0.01 per share. Upon the shareholder's resignation, the Company and the shareholder entered into a Separation Agreement and Release (`the Agreement"), whereby the shareholder agreed to return to the Company 640,000 shares of the 675,000 shares previously purchased by the shareholder, waiving the repurchase price of $6,750. In consideration for the exchange, the Company waived its rights to repurchase the remaining 35,000 shares. The Company recorded $6,991 of stock compensation expense related to the acceleration of the vesting terms of the 35,000 common shares and reduced deferred stock compensation related to the 640,000 common shares reacquired by the Company at March 31, 1998.

7.  Stock Based Benefit Plans

 Stock Option Plans

    The 1997 Stock Option Plan ("the 1997 Plan") authorized the board of directors to grant to employees and consultants up to 1,000,000 incentive and non-statutory stock options to purchase the Company's common stock. Options under the 1997 Plan may be granted at prices not less than 100% of the estimated fair value of the shares on the date of grant as determined by the board of directors provided, however, that the exercise price of an option granted to a 10% shareholder shall not be less than 110% of the estimated fair value on the date of grant. Options vest annually over a four and one-half year period and are exercisable for a maximum period of ten years after the date of grant.

    A summary of the Company's stock option activity and related information is as follows:

                                                Period From Inception
                                               (July 10, 1997) Through                     Nine Months Ended
                                                    June 30, 1998                           March 31, 1999
                                       -------------------------------------    -------------------------------------
                                                               Weighted                                 Weighted
                                                                Average                                  Average
                                             Options             Price                Options             Price
                                       -------------------------------------    -------------------------------------

                                                                                              (Unaudited)
Outstanding at beginning of period.....               --       $          --              140,000       $        0.20
 Granted...............................          217,000       $        0.20              165,000       $        0.25
 Canceled..............................          (77,000)      $        0.20              (15,000)      $        0.25
                                                 -------       -------------              -------       -------------
Outstanding at end of period...........          140,000                                  290,000
                                                 =======                                  =======

Exercisable at end of period...........           28,000       $        0.20               71,500       $        0.22
                                                 =======                                  =======

                                VERIX SOFTWARE
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

                  (Information relating to March 31, 1999 and
                   the nine months then ended is unaudited)


7.  Stock Based Benefit Plans (Continued)

    The weighted average fair value of options granted during the periods ended June 30, 1998 and March 31, 1999 was $0.04 and $0.05, respectively. The weighted average remaining contractual life of options outstanding as of June 30, 1998 and March 31, 1999 was 9.4 years and 9.1 years, respectively.

    Pro forma information regarding net losses is required by SFAS 123, which requires that the information be determined as if the Company had accounted for its employee stock options granted under the fair value method. The fair values of the Company's stock options were estimated at the date of grant using the Minimum Value Method pricing model with the following weighted average assumptions for the period from inception (July 10, 1997) through June 30, 1998 and for the nine months ended March 31, 1999, respectively: risk-free rate of
6.6 percent; dividend yield of zero; and an expected life of 5 years. For purposes of pro forma disclosures, the estimated fair values of options are amortized to expense over the options' vesting periods. Net losses computed under this method would not differ materially from historical reported net losses for the period from inception (July 10, 1997) through June 30, 1998 and for the nine months ended March 31, 1999.

8.  Payable to Majority Shareholder

    Since the Company's inception (July 10, 1997), the majority shareholder has advanced funds to and has paid certain expenses on behalf of the Company. At June 30, 1998, the balance of $6,990 consisted of unreiumbursed travel and miscellaneous office expenses. At March 31, 1999, the payable to majority shareholder balance consisted of $25,000 in advances used by the Company to pay off the bank line of credit and $15,176 in unreimbursed travel and miscellaneous office expenses.

9.  Sale of the Company

    On April 30, 1999 the Company sold all of its outstanding shares of common stock to Inference in exchange for a combination of Inference common stock and cash. As part of the purchase, the outstanding note payable from Inference of $50,000 at March 31, 1999 was canceled as of the effective date of the transaction in accordance with the note agreement (Note 3). Concurrent with the transaction, the Company repriced each of the outstanding common stock warrants to an exercise price equal to 5% of the original exercise price. Prior to the sale, each of the warrant holders exercised their common stock warrants for $5,594 in cash. At April 30, 1999, the Company recognized expense of $34,075 related to the reduction in the warrant price. In addition, all the outstanding employee stock options were canceled.

10. Year 2000 (Unaudited)

    The Company has determined that it will not need to modify or replace significant portions of its software so that its computer systems and certain equipment will function properly with respect to dates in the Year 2000 and beyond. The Company initiated discussions with its significant suppliers, financial institutions and other service providers to ensure that those parties have appropriate plans to remediate Year 2000 issues where their systems impact the Company's operations. The Company also assessed the extent to which its operations are vulnerable should those organizations fail to remediate properly their computer systems. Management believes there will be no material impact on its financial position, results of operations, or cash flows as a result of the Year 2000 issue.

(b)  Pro Forma Financial Information.
     -------------------------------

     Attached hereto are the unaudited pro forma combined condensed statements of operations for the fiscal year ended January 31, 1999 and the three months ended April 30, 1999, reflecting the acquisition of Verix, including the notes to the unaudited pro forma combined condensed statements of operations.

                             INFERENCE CORPORATION
                    UNAUDITED PRO FORMA COMBINED CONDENSED
                           STATEMENTS OF OPERATIONS


    The following unaudited pro forma combined condensed statements of operations give effect to the acquisition of Verix Software ("Verix") ("the Acquisition") by Inference Corporation ("Inference") in a transaction to be accounted for as a purchase in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of the Acquisition. The unaudited pro forma combined condensed statements of operations have been prepared to reflect the Acquisition as if it occurred at the beginning of each period presented.

    The unaudited pro forma combined condensed statements of operations have been prepared based on the historical financial statements of Inference and Verix, giving effect to the Acquisition applying the purchase method of accounting and the adjustments and assumptions as discussed in the accompanying notes to the pro forma combined condensed statements of operations. The allocation of purchase price is preliminary and is based on management's estimates and preliminary valuation of the fair values of the tangible and intangible assets acquired

    The pro forma combined condensed statement of operations for the year ended January 31, 1999 has been prepared by management based upon the audited consolidated statement of operations of Inference for the year then ended and the unaudited statement of operations of Verix for the year ended December 31, 1998. The pro forma combined condensed statement of operations for the three months ended April 30, 1999 has been prepared by management based upon the unaudited consolidated statement of operations of Inference for the three months then ended and the unaudited statement of operations of Verix for the three months ended March 31, 1999. The unaudited pro forma combined condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations in future periods or the results that actually would have been realized had Inference and Verix been a combined company during the specified periods. The unaudited pro forma combined condensed statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Inference, included in its Annual Report on Form 10-K for the year ended January 31, 1999 and quarterly report on Form 10-Q for the three months ended April 30, 1999, and the financial statements of Verix included elsewhere in this Form 8-K/A.

                             INFERENCE CORPORATION
                    UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

                          Year Ended January 31, 1999
                 (in thousands, except per share information)


                                                   Historical          Historical        Pro Forma           Pro Forma
                                                   Inference             Verix          Adjustments          Combined
                                                ------------------------------------------------------------------------
Revenues..............................          $  31,094           $      --           $     --             $  31,094

Operating costs and expenses:
 Cost of revenues.....................              7,647                  --                 --                 7,647
 Product development..................              5,245                 313                 --                 5,558
 Sales and marketing..................             15,392                  91                 --                15,483
 General and administrative...........              3,940                  18                 --                 3,958
 Stock compensation...................                 --                 237                 --                   237
 Amortization of goodwill and
   other intangible assets............                 --                  --                244(A)                244
 Restructuring........................              1,855                  --                 --                 1,855
                                                ----------------------------------------------------------------------
Total operating costs and expenses....             34,079                 659                244                34,982
                                                ----------------------------------------------------------------------
Loss from operations..................          $  (2,985)          $    (659)          $   (244)            $  (3,888)
                                                ======================================================================
Interest income.......................              1,270                  --                 --                 1,270
Other expense, net....................               (105)                 (3)                --                  (108)
                                                ----------------------------------------------------------------------
Loss before income taxes..............             (1,820)               (662)              (244)               (2,726)

Provision for income taxes............               (100)                 --                 --                  (100)
                                                ----------------------------------------------------------------------
Net loss..............................          $  (1,920)          $    (662)          $   (244)            $  (2,826)
                                                ======================================================================

Basic and diluted net loss per share..          $   (0.27)          $   (0.18)                               $   (0.38)
                                                =============================                                =========
Shares used in computing basic and
 diluted net loss per share...........              7,146               3,593                                    7,343
                                                =============================                                =========


 See accompanying notes to unaudited pro forma combined condensed statement of operations.

                             INFERENCE CORPORATION
                    UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS

                       Three Months Ended April 30, 1999
                 (in thousands, except per share information)


                                                   Historical          Historical        Pro Forma           Pro Forma
                                                   Inference             Verix          Adjustments          Combined
                                                ------------------------------------------------------------------------
Revenues..............................          $    6,394             $    5           $      --            $  6,399

Operating costs and expenses:
 Cost of revenues.....................               1,842                 --                  --               1,842
 Product development..................               1,447                103                  --               1,550
 Sales and marketing..................               3,922                  4                  --               3,926
 General and administrative...........                 829                  9                  --                 838
 Stock compensation                                     --                 56                  --                  56
 Amortization of goodwill and
   other intangible assets............                  --                 --                  61 (A)              61
 Acquisition related..................                 677                 --                (537)(B)             140
                                                ---------------------------------------------------------------------
Total operating costs and expenses....               8,717                172                (476)              8,413
                                                ---------------------------------------------------------------------
Loss from operations..................          $   (2,323)            $ (167)          $     476            $ (2,014)
                                                =====================================================================

Interest income.......................                 279                 --                  --                 279
Other expense, net....................                 (10)                (1)                 --                 (11)
                                                ---------------------------------------------------------------------
Net loss..............................          $   (2,054)            $ (168)          $     476            $ (1,746)
                                                =====================================================================

Basic and diluted net loss per share..          $    (0.29)            $(0.04)                               $  (0.24)
                                                =============================                                ========

Shares used in computing basic and
 Diluted net loss per share...........               7,053              4,395                                   7,250
                                                =============================                                ========


 See accompanying notes to unaudited pro forma combined condensed statement of operations.

                             INFERENCE CORPORATION
              NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED
                           STATEMENTS OF OPERATIONS


Basis of Presentation

Effective April 30, 1999, Inference acquired Verix in exchange for consideration consisting of 197,085 shares of Inference common stock with a fair market value of $1,106,000 and $100,000 in cash. The unaudited pro forma combined condensed statements of operations has been prepared as if the acquisition, which is being accounted for as a purchase, was completed as of February 1, 1998. Options outstanding as of April 30, 1999 to purchase shares of Verix common stock were canceled and warrants to purchase 390,000 shares of Verix common stock were exercised prior to the execution of the acquisition agreement.

     The aggregate purchase price to be allocated to the acquired assets and technology consisted of the following (in thousands):

          Inference common stock..............................  $1,106
          Cash................................................     100
          Acquisition expenses................................     281
                                                                ------
                                                                $1,487
                                                                ======

     Based upon a preliminary independent valuation of assets, liabilities and technology acquired, Inference has allocated the purchase price as follows as of April 30, 1999:

          Tangible assets acquired............................  $   54
          In-process research and development.................     450
          Developed Technology................................     400
          Goodwill............................................     567
          Workforce...........................................     100
          Liabilities assumed.................................     (84)
                                                                ------
                                                                $1,487
                                                                ======

     The allocation of the Verix purchase price is preliminary and is based on management's estimate of the fair value of assets, liabilities and technology acquired. The technological feasibility of the acquired in-process research and development has not been established and has no alternative future uses. Pursuant to Regulation S-X, the in-process research and development has been written off against the combined accumulated deficit and has not been reflected in the pro forma combined condensed statement of operations. The developed technology and goodwill will be amortized over estimated useful lives of five years and workforce will be amortized over an estimated useful life of two years.

Pro Forma Adjustments

(A) To record amortization of purchased technology and goodwill over estimated useful lives of five years and workforce over a useful life of two years.

(B) To reverse in-process research and development and other expenses related to the acquisition of Verix due to their nonrecurring nature.

                             INFERENCE CORPORATION
              NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED
                           STATEMENTS OF OPERATIONS


Unaudited Combined Loss Per Share

     The shares used in computing the unaudited pro forma combined net loss per share for the year ended January 31, 1999 and the three months ended April 30, 1999 have been computed using the historical weighted average Inference common shares outstanding adjusted to reflect the issuance, as of the beginning of each period, of approximately 197,085 shares of Inference common stock issued to Verix shareholders. Options to purchase shares of Verix commons stock were canceled pursuant to the acquisition agreement.

(c)  Exhibits.
     --------

     2.1(1) Agreement and Plan of Reorganization by and among Inference Corporation, Inference Acquisition Corporation and Verix Software dated as of April 30,1999.

     23.1      Consent of Ernst & Young LLP, Independent Auditors.


(1) Previously filed with the Securities and Exchange Commission under a current report on Form 8-K dated May 17, 1999.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 1999

                                        INFERENCE CORPORATION
                                        A Delaware Corporation

                                        By: /s/ Mark A. Wolf
                                            --------------------------------
                                        Mark A. Wolf
                                        Vice President and
                                        Chief Financial Officer

                                 EXHIBIT INDEX


2.1(1) Agreement and Plan of Reorganization by and among Inference Corporation, Inference Acquisition Corporation and Verix Software dated as of April 30,1999.

23.1      Consent of Ernst & Young LLP, Independent Auditors.


(1) Previously filed with the Securities and Exchange Commission under a current report on Form 8-K dated May 17, 1999.